Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

Of

Optex Systems Holdings, Inc.

ARTICLE I

The Corporation

Section 1. Name. The legal name of this corporation (hereinafter called the “Corporation”) is Optex Systems Holdings, Inc.

Section 2. Offices. The Corporation shall have its registered office in the State of Delaware at the location of its registered agent in the State of Delaware as stated in its Articles of Incorporation or as otherwise designated by the Board of Directors. The Corporation may also have offices at such other places within and without the United States as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. One or more duplicate dies for impressing such seal may be kept and used.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings. All meetings of the shareholders shall be held at any place, within or without the State of Delaware, as is fixed in the notice of the meeting.

Section 2. Annual Meeting. An annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the date and at the time designated by the Board of Directors. If for any reason any annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice, as herein provided, or the business thereof may be transacted at any special meeting called for the purpose.

Section 3. Special Meetings. Special meetings of shareholders may be called by the Chief Executive Officer whenever he or she deems it necessary or advisable. A special meeting of the shareholders shall be called by the Chief Executive Officer whenever so directed in writing by a majority of the entire Board of Directors or whenever the holders of one-third (1/3) of the number of shares of the capital stock of the Corporation entitled to vote at such meeting shall, in writing, request the same.

Section 4. Notice of Meetings. Notice of the time and place of the annual and of each special meeting of the shareholders shall be given to each of the shareholders entitled to vote at such meeting by mailing the same in a postage prepaid wrapper addressed to each such shareholders at his or her address as it appears on the books of the Corporation, or by delivering the same personally to any such shareholder in lieu of such mailing, at least ten (10) and not more than sixty (60) days prior to each meeting. Meetings may be held without notice if all of the shareholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such shareholders not present in person or by proxy, before or after the meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty (30) days hence, or to another place, and if an announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment fix a new record date for the adjourned meeting. Notice of the annual and each special meeting of the shareholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting, and shall state the name and capacity of each such person. Notice of each special meeting shall also state the purpose or purposes for which it has been called. Neither the business to be transacted at nor the purpose of the annual or any special meeting of the shareholders need be specified in any written waiver of notice.

Section 5. Advance Notice Requirement.

(i) Advance Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought (A) pursuant to the Corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a shareholder of the Corporation who (1) is a shareholder of record at the time of the giving of the notice required by this Section 5(i) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 5(i). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these By-Laws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations), and included in the notice of meeting given by or at the direction of the Board of Directors, for the avoidance of doubt, clause (C) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(a) To comply with clause (C) of Section 5(i) above, a shareholder’s notice must set forth all information required under this Section 5(i) and must be timely received by the secretary of the Corporation. To be timely, a shareholder’s notice must be received by the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 70 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the secretary not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 5(i)(a). “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b) To be in proper written form, a shareholder’s notice to the secretary must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (3) the class and number of shares of the Corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person (as defined below) with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, (5) any material interest of the shareholder or a Shareholder Associated Person in such business, and (6) a statement whether either such shareholder or any Shareholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal. For purposes of this Section 5, a “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 5(i) and, if applicable, Section 5(ii). The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 5(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these By-Laws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 5(ii) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors of the Corporation shall be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a shareholder of the Corporation who (1) was a shareholder of record at the time of the giving of the notice required by this Section 5(ii), on the record date for the determination of shareholders entitled to notice of the annual meeting and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 5(ii). In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation. Except as otherwise provided in Rule 14a-19 under the Exchange Act, for the avoidance of doubt, clause (B) above shall be the exclusive means for a shareholder to make any nomination of a person or persons for election as a director at an annual meeting of shareholders.

(a) To comply with clause (B) of Section 5(ii) above, a nomination to be made by a shareholder must set forth all information required under this Section 5(ii) and must be received by the secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 5(i)(a) above.

(b) To be in proper written form, such shareholder’s notice to the secretary must set forth:

(1) as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its shareholders, (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2) as to such shareholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 5(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), (B) a statement whether either such shareholder or Shareholder Associated Person intends to deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect such nominee(s), and (C) the information required to be included in a notice to the Corporation required by paragraph (b) of Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees.

(c) At the request of the Board of Directors, any person nominated by a shareholder for election as a director must furnish to the secretary of the Corporation (1) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 5(ii).

(d) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 5(ii).

(e) The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these By-Laws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded. Further, notwithstanding the provisions of this Section 5(ii), unless otherwise provided by law, (1) a shareholder shall not solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, and (2) if any shareholder (x) provides notice of the information required by Rule 14a-19(b) promulgated under the Exchange Act and (y) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notice required with respect to such nomination(s) in a timely manner, then the nomination of each person nominated by such shareholder for election or re-election as a director shall be disregarded, notwithstanding that proxies or votes in respect to the election of the candidate for nomination may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any shareholder provides notice of the information required by Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(iii) Advance Notice of Director Nominations for Special Meetings.

(a) For a special meeting of shareholders at which directors are to be elected pursuant to Section 3, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who (A) is a shareholder of record at the time of the giving of the notice required by this Section 5(iii), on the record date for the determination of shareholders entitled to notice of the special meeting and on the record date for the determination of shareholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the Corporation that includes the information set forth in Sections 5(ii)(b) and (ii)(c) above.

To be timely, such notice must be received by the secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a shareholder in accordance with the notice procedures set forth in this Section 5(iii). Except as otherwise provided in Rule 14a-19 under the Exchange Act, for the avoidance of doubt, clause (2) above shall be the exclusive means for a shareholder to make any nomination of a person or persons for election as a director at a special meeting of shareholders.

(b) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded. Further, notwithstanding the provisions of this Section 5(iii), unless otherwise provided by law, (1) a shareholder shall not solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, and (2) if any shareholder (x) provides notice of the information required by Rule 14a-19(b) promulgated under the Exchange Act and (y) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notice required with respect to such nomination(s) in a timely manner, then the nomination of each person nominated by such shareholder for election or re-election as a director shall be disregarded, notwithstanding that proxies or votes in respect to the election of the candidate for nomination may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any shareholder provides notice of the information required by Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(iv) Other Requirements and Rights. In addition to the foregoing provisions of this Section 5, a shareholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5, including, with respect to business such shareholder intends to bring before the annual meeting that involves a proposal that such shareholder requests to be included in the Corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the Exchange Act, and including, if applicable, the requirements of Rule 14a-19 (or any successor provision) under the Exchange Act. Nothing in this Section 5 shall be deemed to affect any right of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 6. Record Date for Shareholders. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7. Proxy Representation. Every shareholder may authorize another person or persons to act for him or her by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by his or her attorney-in-fact. No proxy shall be voted or acted upon after eleven (11) months from its date unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in Section 608 of the Delaware General Corporation Law.

Section 8. Voting at Shareholders’ Meetings. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Delaware General Corporation Law or the Certificate of Incorporation prescribes a different percentage of votes or a different exercise of voting power. In the election of directors, and for any other action, voting need not be by ballot.

Section 9. Quorum and Adjournment. Except for a special election of directors pursuant to the Delaware General Corporation Law, the presence, in person or by proxy, of the holders of a majority of the shares of the stock of the Corporation outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum at any meeting of the shareholders. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders. If at any meeting of the shareholders there shall be less than a quorum so present, the shareholders present in person or by proxy and entitled to vote thereat, may adjourn the meeting from time to time until a quorum shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not adjourned.

Section 10. List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare, make and certify, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders, as of the record date fixed for such meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 11. Inspectors of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, and at the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors.

In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of the inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or her and execute a certificate of any fact found by him or her. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or her.

Section 12. Action of the Shareholders Without Meetings. Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of the number of shares required to take action if a meeting had been held to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a vote of the shareholders.

ARTICLE III

Directors

Section 1. Number of Directors. The number of directors which shall constitute the entire Board of Directors shall be at least one (1). Subject to the foregoing limitation, such number may be fixed from time to time by action of a majority of the entire Board of Directors or of the shareholders at an annual or special meeting, or, if the number of directors is not so fixed, the number shall be one (1). No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2. Election and Term. The initial Board of Directors shall be elected by the incorporator and each initial director so elected shall hold office until the first annual meeting of shareholders and until his or her successor has been elected and qualified. Thereafter, each director who is elected at an annual meeting of shareholders, and each director who is elected in the interim to fill a vacancy or a newly created directorship, shall hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Section 3. Filling Vacancies, Resignation and Removal. Any director may tender his or her resignation at any time. Any director or the entire Board of Directors may be removed, with or without cause, by vote of the shareholders. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election of directors or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the resignation or removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Section 4. Qualifications and Powers. Each director shall be at least eighteen (18) years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of Delaware. The business of the Corporation shall be managed by the Board of Directors, subject to the provisions of the Certificate of Incorporation. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done exclusively by the shareholders.

Section 5. Regular and Special Meetings of the Board. The Board of Directors may hold its meetings, whether regular or special, either within or without the State of Delaware. The newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the entire Board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all directors. Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board. Whenever the time or place of regular meetings of the Board shall have been determined by resolution of the Board, no regular meetings shall be held pursuant to any resolution of the Board altering or modifying its previous resolution relating to the time or place of the holding of regular meetings, without first giving at least three (3) days written notice to each director, either personally or by telegram, or at least five (5) days written notice to each director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board may thereafter be held without notice. Special meetings of the Board shall be held whenever called by the Chief Executive Officer, President, Vice-President, the Secretary or any director in writing. Notice of each special meeting of the Board shall be delivered personally to each director or sent by telegraph to his or her residence or usual place of business at least three (3) days before the meeting, or mailed to him or her to his or her residence or usual place of business at least five (5) days before the meeting. Meetings of the Board, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of and consent to the holding of such meeting, which waiver and consent may be given after the holding of such meeting. All or any of the directors may waive notice of any meeting and the presence of a director at any meeting of the Board shall be deemed a waiver of notice thereof by him or her. A notice, or waiver of notice, need not specify the purpose or purposes of any regular or special meeting of the Board.

Section 6. Quorum and Action. A majority of the entire Board of Directors shall constitute a quorum except that when the entire Board consists of one director, then one director shall constitute a quorum, and except that when a vacancy or vacancies prevents such majority, a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the entire Board. A majority of the directors present, whether or not they constitute a quorum, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Delaware General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 7. Telephonic Meetings. Any member or members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9. Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated by the Board and may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore; provided, however, that directors who are also salaried officers shall not receive fees or salaries as directors.

ARTICLE IV

Committees

Section 1. In General. The Board of Directors may, by resolution or resolutions passed by the affirmative vote therefore of a majority of the entire Board, designate an Executive Committee and such other committees as the Board may from time to time determine, each to consist of one (1) or more directors, and each of which, to the extent provided in the resolution or in the Certificate of Incorporation or in the By-Laws, shall have all the powers of the Board, except that no such Committee shall have power to fill vacancies in the Board, or to change the membership of or to fill vacancies in any committee, or to make, amend, repeal or adopt By-Laws of the Corporation, or to submit to the shareholders any action that needs shareholder approval under these By-Laws or the Delaware General Corporation Law, or to fix the compensation of the directors for serving on the Board or any committee thereof, or to amend or repeal any resolution of the Board which by its terms shall not be so amendable or repealable. Each committee shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 2. Executive Committee. Except as otherwise limited by the Board of Directors or by these By-Laws, the Executive Committee, if so designated by the Board of Directors, shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such assistance as it shall from time to time deem necessary. A majority of the members of the Executive Committee, if more than a single member, shall

ARTICLE V

Officers

Section 1. Designation, Term and Vacancies. The officers of the Corporation may be a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem necessary. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board. The same person may hold any two or more offices, except that the offices of Chief Executive Officer and Secretary may not be held by the same person unless all the issued and outstanding stock of the Corporation is owned by one person, in which instance such person may hold all or any combination of offices.

The initial officers of the Corporation shall be appointed by the initial Board of Directors, each to hold office until the meeting of the Board of Directors following the first annual meeting of shareholders and until his or her successor has been appointed and qualified. Thereafter, the officers of the Corporation shall be appointed by the Board as soon as practicable after the election of the Board at the annual meeting of shareholders, and each officer so appointed shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until his or her successor has been appointed and qualified. Any officer may be removed at any time, with or without cause, by the affirmative note therefore of a majority of the entire Board of Directors. All other agents and employees of the Corporation shall hold office during the pleasure of the Board of Directors. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 2. Chief Executive Officer; President. The Chief Executive Officer shall preside at all meetings of the shareholders and at all meetings of the Board of Directors at which he or she may be present.

Subject to the direction of the Board of Directors, he or she shall be the chief executive officer of the Corporation, and shall have general charge of the entire business of the Corporation. He or she may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires. He or she shall have the usual powers and duties vested in the chief executive officer of a Corporation. He or she shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees except those selected by the Board of Directors, and make new appointments to fill vacancies. He or she may delegate any of his or her powers to the President (if this office is held by another person) or a Vice-President of the Corporation.

The Board of Directors may appoint an individual to the office of President. The duties and responsibilities of the President shall be as designated by the Chief Executive Officer subject, nevertheless, to the direction of the Board of Directors. The President shall have general and active management and control of the business and affairs of the Corporation in the areas designated by the Chief Executive Officer, if not in conflict with the directions, if any, of the Board of Directors. The President shall have such power and authority as necessary to carry out the duties and responsibilities so assigned. During the absence or incapacity of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and be subject to all the responsibilities of the office of Chief Executive Officer.

Section 3. Vice-President. A Vice-President shall have such powers and duties as the Chief Executive Officer or the President may from time to time delegate to him or her, and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors. During the absence or incapacity of the Chief Executive Officer and the President, the Vice-President, or, if there be more than one, the Vice-President having the greatest seniority in office, shall perform the duties of the Chief Executive Officer or the President, as applicable, and when so acting shall have all the powers and be subject to all the responsibilities of the office of Chief Executive Officer or President, as applicable.

Section 4. Treasurer. The Treasurer shall have custody of such funds and securities of the Corporation as may come to his or her hands or be committed to his or her care by the Board of Directors. Whenever necessary or proper, he or she shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries, approved by the Board of Directors as the Board of Directors or Chief Executive Officer may designate. He or she may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he or she shall render a statement of his or her cash accounts and such other statements respecting the affairs of the Corporation as may be required. He or she shall keep proper and accurate books of account. He or she shall perform all acts incident to the office of Treasurer, subject to the control of the Board.

Section 5. Secretary. The Secretary shall have custody of the seal of the Corporation and when required by the Board of Directors, or when any instrument shall have been signed by the Chief Executive Officer duly authorized to sign the same, or when necessary to attest any proceedings of the shareholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his or her signature, provided that the seal may be affixed by the Chief Executive Officer or other officer of the Corporation to any document executed by either of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. He or she shall attend to the giving and serving of notices of meetings. He or she shall have charge of such books and papers as properly belong to his or her office or as may be committed to his or her care by the Board of Directors. He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.

Section 6. Delegation. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may temporarily delegate the powers or duties, or any of them, of such officer to any other officer or to any director.

ARTICLE VI

Stock

Section 1. Certificates Representing Shares. All certificates representing shares of the capital stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation, these By-Laws or the laws of the State of Delaware of the Business Corporation Law. Such shares shall be approved by the Board of Directors, and shall be signed by the Chief Executive Officer, President or a Vice-President and by the Secretary or the Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, his or her residence, with the number of such shares and the date of issue, shall be entered on the Corporation’s books. All certificates surrendered shall be cancelled and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and cancelled, except as provided for herein.

In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been affixed to any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers of the Corporation.

Any restriction on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

Section 2. Fractional Share Interests. The Corporation, may, but shall not be required to, issue certificates for fractions of a share. If the Corporation does not issue fractions of a share, it shall: (1) arrange for the disposition of fractional interests by those entitled thereto; (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 3. Addresses of Shareholders. Every shareholder shall furnish the Corporation with an address to which notices of meetings and other notices may be served upon or mailed to him or her, and in default thereof notices may be addressed to him or her at his or her last known post office address.

Section 4. Stolen, Lost or Destroyed Certificates. The Board of Directors may in its sole discretion direct that a new certificate or certificates of stock be issued in place of any certificate or certificates of stock theretofore issued by the Corporation, alleged to have been stolen, lost or destroyed, and the Board of Directors when authorizing the issuance of such new certificate or certificates, may, in its discretion, and as a condition precedent thereto, require the owner of such stolen, lost or destroyed certificate or certificates or his or her legal representatives to give to the Corporation and to such registrar or registrars and/or transfer agent or transfer agents as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as the Corporation may direct not exceeding double the value of the stock represented by the certificate alleged to have been stolen, lost or destroyed, as indemnity against any claim that may be made against them or any of them for or in respect of the shares of stock represented by the certificate alleged to have been stolen, lost or destroyed.

Section 5. Transfers of Shares. Upon compliance with all provisions restricting the transferability of shares, if any, transfers of stock shall be made only upon the books of the Corporation by the holder in person or by his or her attorney thereunto authorized by power of attorney duly filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, upon the surrender and cancellation of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon. The Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of stock of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made all certificates of stock of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars of transfers, and shall not be valid unless so countersigned.

ARTICLE VII

Dividends and Finance

Section 1. Dividends. The Board of Directors shall have power to fix and determine and to vary, from time to time, the amount of the working capital of the Corporation before declaring any dividends among its shareholders, and to direct and determine the use and disposition of any net profits or surplus, and to determine the date or dates for the declaration and payment of dividends and to determine the amount of any dividend, and the amount of any reserves necessary in their judgment before declaring any dividends among its shareholder, and to determine the amount of the net profits of the Corporation from time to time available for dividends.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on the last business day in the month of September in each year and shall begin on the next succeeding day, or shall be for such other period as the Board of Directors may from time to time designate with the consent of the Department of Taxation and Finance, where applicable.

ARTICLE VIII

Indemnification

Section 1. Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Indemnification of Directors and Officers. Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 1 or Section 2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4. Indemnification of Others. Subject to the other provisions of this Article VIII, the Corporation shall have power to indemnify any other person who is not a present or former director or officer of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue or matter therein.

Section 5. Advanced Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the Delaware General Corporation Law. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another Corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these By-Laws.

Section 6. Limitation on Indemnification. Subject to the requirements in Section 3 and the Delaware General Corporation Law, the Corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 7 or (d) otherwise required by applicable law; or

(v) if prohibited by applicable law.

Section 7. Determination; Claim. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 8. Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the Delaware General Corporation Law or other applicable law.

Section 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Delaware General Corporation Law.

Section 10. Survival. The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a By-Law shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 12. Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving Corporation as such person would have with respect to such constituent Corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

ARTICLE IX

Miscellaneous Provisions

Section 1. Stock of Other Corporations. The Board of Directors shall have the right to authorize any director, officer or other person on behalf of the Corporation to attend, act and vote at meetings of the shareholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefore; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the Chief Executive Officer in person or by proxy appointed by him or her on behalf of the Corporation.

Any stocks or securities owned by this Corporation may, if so determined by the Board of Directors, be registered either in the name of this Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors.

Section 2. Books and Records. Subject to the Delaware General Corporation Law, the Corporation may keep its books and accounts outside the State of Delaware.

Section 3. Notices. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper, addressed to the person entitled thereto at his or her last known post office address, and such notice shall be deemed to have been given on the day of such mailing.

Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws a waiver in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 4. Amendments. Except as otherwise provided herein, these By-Laws may be altered, amended or repealed and By-Laws may be made at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration, amendment or repeal, or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the holders of a majority of the shares of stock of the Corporation outstanding and entitled to vote thereat; or by a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration, amendment or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.

Section 5. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction. If any action the subject matter of which is within the scope of this Section 5 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 5 (an “Enforcement Action”), and (y) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any class action complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of this Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.